SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


       Date of Report (Date of earliest event reported):  October 6, 2000


                                  VSOURCE, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)


Nevada                           000-30326                95-3538903
------                           ------------             ---------------------
(State of incorporation)         (Commission              (I.R.S. Employer
                                 File  Number)            Identification Number)



           5740 Ralston Street, Suite 110, Ventura, California  93003
           ----------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code:  (805) 677-6720
       -------------------------------------------------------------------


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Item  5.     OTHER  EVENTS

     Pursuant to a document dated as of October 4, 2000, Vsource, Inc., a Nevada corporation ("Registrant" or the "Company"), reached a non-binding preliminary agreement with Online Transaction Technologies, Inc., a privately owned California corporation ("OTT"), to merge OTT with a subsidiary of the Company to be formed. The proposed merger is to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

     The aggregate purchase price payable at closing of the proposed transaction (the "Closing") is to be $7,000,000, payable solely in an amount of Company common stock to be determined by the average closing price of a share of Company common stock for the 30 calendar days immediately prior to closing (the "Acquisition Price"). It is to be a condition of Closing that such average price shall not exceed $19.469 or 175% of the closing price as of October 3, 2000. Such aggregate price shall be subject to adjustment based on, among other factors, reductions or increases in certain assets and liabilities of OTT, and other factors to be agreed upon.

     As a condition to Closing, two key employees of OTT must enter into mutually agreeable employment contracts with the Company providing for, inter alia, salaries of $125,000 and options to purchase 100,000 shares of Vsource common stock which vest over 24 months and have an exercise price of $6.41 per share.

     Twenty-five percent of the equity securities comprising the aggregate purchase price will be held for six months in an escrow (the "Escrow Securities"). The Escrow Securities and Company shares issued to OTT management shareholders will be the sole recourse for the Company for indemnification against claims and losses arising from breaches by OTT of representations and warranties or covenants made pursuant to the definitive agreements. Such representations and warranties shall terminate after one year. The Escrow Securities will be valued for purposes of any such indemnification at the Acquisition Price. OTT shareholders may at their option pay any such indemnity in cash in lieu of Escrow Securities.

     The Company and the shareholders of OTT will each pay their own expenses in connection with the proposed transaction, provided however that if the transaction is completed, the Company will pay up to $50,000 of OTT's expenses.

     The transaction is contingent upon a number of conditions, including, without limitation, completion of due diligence without discovering any material negative information regarding OTT, mutually acceptable definitive agreements, approval of OTT shareholders, approval of Company board of directors, and execution of Company employment agreements with certain OTT officers.


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Item  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS

             The following financial statements and exhibits are filed as part of this report:

             (c)  Exhibits in accordance with Item 601 of Regulation S-K:


             Exhibit No.  Description
             -----------  ------------

             99.1         Press release issued October 5, 2000.

             99.2         Term Sheet dated as of October 4, 2000.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         VSOURCE,  INC.



Date: October 23, 2000                   By:  /s/  Robert  C.  McShirley
                                            ------------------------------------
                                            Robert  C.  McShirley
                                            President, Chief Executive Officer
                                            and  Chairman  of  the  Board


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
                                EXHIBIT INDEX


          Exhibit No.    Description                                 Page No.
          -----------    ------------                                --------

          99.1           Press release issued October 5, 2000.

          99.2           Term Sheet dated as of October 4, 2000.


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